Exhibit 99.1

Paramount Gold Announces Positive Initial Assessment of the Sleeper Gold Project

After-Tax NPV of $402M and IRR of 45% ($3,600/oz gold)

After-Tax NPV of $867M and IRR of 66% ($4,700/oz gold)

Winnemucca, Nevada – June 17, 2026 – Paramount Gold Nevada Corp. (NYSE American: PZG) (“Paramount” or the “Company”) announced today the results of an Initial Assessment prepared in accordance with S-K 1300 (the “Assessment” or “Study”) for its 100%-owned Sleeper Gold Project (“Sleeper” or the “Project”), a past-producing gold mine located in Humboldt County, Nevada. All figures are in U.S. Dollars.

The Assessment evaluates the potential restart of the historic Sleeper Mine through the processing of existing waste rock dumps and mining of in situ oxide and mixed Mineral Resources utilizing conventional open-pit mining and a 30,000 tonne per day crush-agglomerate-heap-leach processing facility with Merrill-Crowe recovery.

The Project demonstrates strong economics, based on assumed metal prices of $3,600 per ounce gold and $48 per ounce silver, including an after-tax net present value (NPV) at an 8% discount rate of $402 million, an after-tax internal rate of return (IRR) of 44%, and a payback period of approximately 1.4 years.

The Assessment includes sensitivity analysis to higher commodity prices amongst other inputs. Assuming metal prices of $4,700 per ounce gold and $80 per ounce silver, the Project’s after-tax NPV (8%) increases to $867 million, with an IRR of 66% and a payback period of 1.2 years.

Over a 17-year mine life, the Assessment projects average annual gold production of approximately 65,000 ounces and total payable gold production of approximately 1.1 million ounces.

The use of existing mineralized surface material and existing infrastructure contributes to the Project’s strong economics by reducing upfront capital requirements and leads to the expected, short payback period. Approximately 47 million tonnes of mineralized waste dump material containing approximately 420,000 recoverable ounces of gold are included in the mine plan, representing a significant, lower-cost source of early production and cash flow prior to initiation of open pit mining. The economic analysis considers only oxide and mixed mineralized material amenable to heap leaching, and does not include sulfide mineralization, which will be evaluated in subsequent studies.

PARAMOUNT GOLD NEVADA CORP.

665 Anderson Street, Winnemucca, NV, USA, 89445 T: (844) 488-2233

Rachel Goldman, Chief Executive Officer of Paramount, stated:

“The Sleeper Initial Assessment outlines an exciting restart opportunity, with strong projected returns, a short payback period and a 17-year mine life. In the first five years alone, the Project has a very low strip ratio of 0.74:1 and is expected to produce approximately 348,000 ounces of gold and 1.33 million ounces of silver, generating after-tax cash flow of approximately $514 million in the Base Case and $826 million in the Upside Case.

Building on these results, Sleeper offers further excellent optionality. The Project can advance toward a production restart, while additional surface materials not yet included in this Assessment will be evaluated for inclusion in future study updates. There exists meaningful potential to convert additional resource ounces and expand the surface sources of heap-leachable inventory. The longer we can extend that phase of operations, the stronger the overall project economics become.

Additionally, with no significant exploration conducted at Sleeper in over two decades, we see substantial upside through a focused exploration program across our large land position.

The Study reinforces our view that Sleeper is well positioned for redevelopment and has the potential to become an important producing asset for Paramount. We look forward to updating these results as we continue to advance the Project.”

The following table summarizes key metrics from the Assessment, including an upside case at higher metal prices.

SUMMARY OF INITIAL ASSESSMENT METRICS

METRIC	BASE CASE ($3,600/oz GOLD)	UPSIDE CASE† ($4,700/oz GOLD)
Project Economics
After-tax NPV (8%)	$402M	$867M
After-tax IRR	45%	66%
Payback	1.4 years	1.2 years
Production Profile
Average Annual Gold Production	65 koz
Average Annual Silver Production	205 koz
Total Payable Gold	1.101 Moz
Total Payable Silver	3.376 Moz
Mine Life	17 years
Capital and Cost Structure (Base Case)
Initial Capital	$201M

PARAMOUNT GOLD NEVADA CORP.

665 Anderson Street, Winnemucca, NV, USA, 89445 T: (844) 488-2233

Sustaining Capital	$343M
Closure Capital	$52M
Cash Costs*	$2,048/oz	$1,987/oz
All-in sustaining costs**	$2,407/oz	$2,346/oz

NOTES:

†	Production and capital cost metrics are unchanged across both price cases.
*	Cash costs consist of mining costs, dewatering costs, processing costs, mine-level G&A, refining charges and royalties, net of by-product credits.
**

AISC includes cash costs plus sustaining capital and closure costs, net of silver by-product credits, at the project level. Corporate G&A is not included. The reported AISC reflects the benefit of low-cost ounces already stacked on the existing heap leach pads, which require minimal additional spending to recover. As these legacy ounces are depleted and replaced with newly mined material, unit costs are expected to gradually normalize toward long-term levels.

The following table compares the Project’s economics over the first five years of operations to the full 17-year mine life. Over the life of the mine, the Project is expected to produce approximately 1.10 million ounces of gold and 3.38 million ounces of silver, generating cumulative after-tax cash flow of approximately $918 million in the Base Case and $1.93 billion in the Upside Case.

BASE CASE AND UPSIDE CASE: FIRST FIVE YEARS COMPARED TO LIFE OF MINE

			First Five Years		Life of Mine (LOM)
	Units		Base Case, $3,600	Upside Case, $4,700	Base Case, $3,600	Upside Case, $4,700
Mineralized Tonnes Mined		kt	51	51	175	175
Waste Tonnes Mined		kt	37	37	266	266
Total Tonnes Mined		kt	88	88	442	442
Strip Ratio		Waste: Ore	0.74	0.74	1.52	1.52
Gold Production		koz	348	348	1,101	1,101
Silver Production		koz	1,329	1,329	3,376	3,376
Mining Costs	US$	/t	$2.24	$2.24	$2.53	$2.53
Pit Dewatering	US$	/t	$0.33	$0.33	$0.59	$0.59
Processing Costs	US$	/t	$5.55	$5.55	$5.55	$5.55
G&A Costs	US$	/t	$0.52	$0.52	$0.52	$0.52
After-tax Cash Flow	US$	M	$514	$826	$918	$1,928
Cumulative Cash Flow	US$	M	$307	$619	$918	$1,928
All-in sustaining costs**	US$	/oz	$1,854	$1,934	$2,407	$2,346
After-tax IRR		%	41%	63%	45%	66%
After-tax NPV at 8%	US$	M	$190	$403	$402	$872

PARAMOUNT GOLD NEVADA CORP.

665 Anderson Street, Winnemucca, NV, USA, 89445 T: (844) 488-2233

MINERAL RESOURCE ESTIMATE (METRIC)

The Mineral Resource estimate presented below reflects updated geological interpretations, revised economic parameters, and updated metallurgical recovery assumptions. The estimate includes in situ oxide, mixed and sulfide mineralization, as well as surface material contained in waste rock dumps, heap leach pads, and the tailings storage facility, which is classified as Inferred. The Project hosts 1.99 million ounces of gold in Measured and Indicated Mineral Resources and an additional 2.30 million ounces of gold in Inferred Mineral Resources, compared to 1.90 million ounces and 1.21 million ounces, respectively, in the 2023 Mineral Resource estimate. This represents an increase of approximately 5% in Measured and Indicated Resources and 90% in Inferred Resources, significantly expanding the Project’s resource base and future growth potential.

Category	Tonnes (Mt)	Au g/t	Au Moz	Ag g/t	Ag Moz
Measured	5.5	0.492	0.09	3.487	0.62
Indicated	179.2	0.330	1.90	3.842	22.1
Measured & Indicated	184.7	0.335	1.99	3.832	22.8
Inferred	238.0	0.301	2.30	3.403	26.0

NOTES:

1.	The definitions for Mineral Resources in S-K 1300 were followed for Mineral Resources
2.	The Mineral Resource estimate is reported on a 100% ownership basis.
3.	The point of reference for the Mineral Resource is before the crusher (in situ).
4.

Open Pit Mineral Resources are reported at a cut-off grade ranging from 0.074 g/t to 0.217 g/t Au, depending on area and constrained by a preliminary optimized pit shell with a pit slope angle of 45° for rock and 22° for alluvium and a bench height of 10 m.

5.

The optimized pit shell and cut-off grades were generated by assuming metallurgical gold recovery ranging from 63.7% to 85.0% and silver recoveries ranging from 0.0% to 54.6%, standard treatment and refining charges, mining costs of $2.40/t moved for open pit, processing costs of $5.51/t oxide/mixed and $10.44 sulfide processed, and general and administrative costs of $0.46/t processed

6.	Minimal mining width was 60 m for oxide/mixed material and 20m for sulfide material
7.	Mineral Resources are estimated using a long-term gold price of $3,100 per ounce
8.	Bulk density ranges from 1.5 t/m3 in the tailings storage area to 2.7 t/m3 for in situ material
9.	Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.
10.	Numbers may not add due to rounding.

The Sleeper Mine produced approximately 1.66 million ounces of gold and 2.3 million ounces of silver between 1986 and 1996 and benefits from existing infrastructure, established site access, extensive historical operating data, and a large land position in one of the world’s premier mining jurisdictions.

RECOMMENDED ADVANCEMENT PROGRAM

The Assessment recommends an $8.7 million advancement program designed to improve resource confidence classifications, enhance metallurgical and geotechnical confidence, complete environmental baseline studies, advance permitting activities, optimize heap-leach design through engineering studies, and support the completion of a pre-feasibility study.

PARAMOUNT GOLD NEVADA CORP.

665 Anderson Street, Winnemucca, NV, USA, 89445 T: (844) 488-2233

In parallel, the Company plans to initiate permitting for infill drilling targeting surface material, which includes the historic heap leach pads and tailings storage facility at Sleeper. This work will support future resource updates and contribute to subsequent pre-feasibility or feasibility studies. Permitting is expected to be straightforward and timely, as the proposed activities fall within the scope of the existing Plan of Operations.

The updated S-K 1300 Technical Report Summary for the Sleeper Gold Project will be available on the Company’s website and filed with the U.S. Securities and Exchange Commission on Form 8-K. The report will also be included in the Company’s next Annual Report on Form 10-K.

Qualified Persons

The S-K 1300 Technical Report Summary Initial Assessment was prepared by SLR International Corporation (“SLR”). The scientific and technical information from the technical report summary and contained in this news release has been reviewed and verified by the QP of SLR, who is independent of Paramount Gold Nevada Corp. within the meaning of S-K 1300.

About Paramount Gold Nevada Corp.

Paramount Gold Nevada Corp. is a U.S.-focused exploration and development company advancing a portfolio of high-quality gold assets. The Company holds a 100% interest in approximately 50,000 acres across its portfolio, including the Grassy Mountain and Sleeper projects.

Grassy Mountain is an advanced-stage development project in Malheur County, Oregon. Sleeper is a past-producing development project in Humboldt County, Nevada, one of the world’s premier mining jurisdictions, with a large land position.

About SLR Consulting

SLR Consulting is a global consulting firm providing integrated technical, advisory, environmental, and sustainability services to mining and investment clients. SLR supports projects across the entire lifecycle, from exploration and development through operations and closure. (www.slrconsulting.com)

For further information, please contact:

Rachel Goldman

CEO and Director

rachel@paramountnevada.com

844.488.2233

Investor Relations

IR@paramountnevada.com

844.488.2233

PARAMOUNT GOLD NEVADA CORP.

665 Anderson Street, Winnemucca, NV, USA, 89445 T: (844) 488-2233

Safe Harbor for Forward-Looking Statements

This release and related documents may include “forward-looking statements” and “forward-looking information” (collectively, “forward-looking statements”) pursuant to applicable United States and Canadian securities laws. Paramount’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Words such as “believes,” “plans,” “anticipates,” “expects,” “may,” “continue,” “intend,” “estimates,” “potential,” “budget,” “scheduled,” “project,” and similar expressions, or the negatives of, such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved, are intended to identify forward-looking statements, although these words may not be present in all forward-looking statements. Forward-looking statements included in this news release include, without limitation, statements with respect to the timing and success of the permitting of the Grassy Mountain Gold Project and the Sleeper Gold Project, and the results of the Sleeper Initial Assessment. Forward-looking statements are based on the reasonable assumptions, estimates, analyses and opinions of management made in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable. Assumptions have been made regarding, among other things: the conclusions made in the Sleeper Initial Assessment; the conclusions made in the feasibility study for the Grassy Mountain Gold Project (the “FS”); the quantity and grade of resources included in resource estimates; the accuracy and achievability of projections included in the FS; Paramount’s ability to carry on exploration and development activities, including construction; the timely receipt of required approvals and permits; the price of silver, gold and other metals; prices for key mining supplies, including labor costs and consumables, remaining consistent with current expectations; work meeting expectations and being consistent with estimates and plant, equipment and processes operating as anticipated. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: uncertainties involving interpretation of drilling results; environmental matters; the ability to obtain required permitting; equipment breakdown or disruptions; additional financing requirements; the completion of a definitive feasibility study for the Sleeper Gold Project; discrepancies between actual and estimated mineral reserves and mineral resources, between actual and estimated development and operating costs, between actual and estimated timing of production and development, between estimated and actual production; and the other factors described in Paramount’s disclosures as filed with the U.S. Securities and Exchange Commission, and the Ontario, British Columbia and Alberta Securities Commissions.

Please see “Risks Factors” in the Form 10-K filed by Paramount for the fiscal year ended June 30, 2025, for more information regarding risks pertaining to the Company, which is available on EDGAR at www.sec.gov/edgar. Readers are encouraged to carefully review these risk factors as well as the Company’s other filings with the U.S. Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date of this press release or as of the dates specified in such statements. Except as required by applicable law, Paramount disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

PARAMOUNT GOLD NEVADA CORP.

665 Anderson Street, Winnemucca, NV, USA, 89445 T: (844) 488-2233